Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-48391) of Valhi, Inc., of our report dated February 28, 2007, relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Titanium Metals Corporation, which is incorporated by reference in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

Dallas, Texas
March 13, 2007